Exhibit 10.21

English Translation

Loan Contract

(in RMB)

China Construction Bank

Chongqing Branch

Contract No.: 2008 (1270) 19

Type of Loan: Capital construction loan

The Borrower (Party A): Daqo New Materials Co., Ltd.

Domicile: Wanzhou Industry Park, Chongqing, China	Post code: 404000
Legal representative (principal): Xu Guangfu
Fax: 64866688	Tel: 64866606

The Lender (Party B): China Construction Bank, Wanzhou Branch

Domicile: No.86 Gaosuntang, Wanzhou District, Chongqing	Post code: 404000
Principal: Zhou Jipei
Fax: 58236821	Tel: 58235802

Party A applies to Party B for a loan and Party B agrees to grant a loan to Party A. In accordance with relevant laws and regulations, the parties hereby enter into this Contract after negotiations.

Article 1 Amount

Party A borrows RMB seventy million (In words) from Party B.

Article 2 Purpose of Use

Party A shall use the loan for the purpose of constructing the polysilicon project with an annual output of 1,500 tons, and shall not use such loan for any other purposes without the written consent of Party B.

Article 3 Loan Term

The loan term agreed upon hereunder is 2,259 days, namely from July 31, 2008 to October 7, 2014             .

In the event that the commencing date of the loan term hereunder is not consistent with the date indicated on the loan transfer certificate (i.e. loan receipt, hereinafter the same), the actual loan granting date indicated on the loan transfer certificate for the first installment of the loan shall prevail, and the loan maturity date stipulated by the first subparagraph of this Article shall be adjusted accordingly.

The loan transfer certificate shall constitute an integral part hereof and shall have the same legal effect as this Contract.

Article 4 Lending Rate, Penalty Interest Rate, Interest Calculation and Interest Settlement

I. Lending rate

The lending rate hereunder shall be annual interest rate, and shall be calculated as the third of the following:

(1) Fixed interest rate, which remains the same during the loan term, namely,     %;

(2) Fixed interest rate, which remains the same during the loan term, namely, the benchmark interest rate on the value date          (fill in “increased” or “decreased”) by     %;

(3) Floating interest rate, namely, the benchmark interest rate on the value date increased (fill in “increased” or “decreased”) by 0%, which shall be adjusted in accordance with the benchmark interest rate on the interest rate adjustment date and such increase/decrease percentage every twelve months from the value date to the day on which the principal and interest hereunder are paid off. The interest rate adjustment date shall be the corresponding day of the value date in the month of adjustment. Where the value date has no corresponding day in the month of adjustment, the last day of such month shall be the interest rate adjustment date.

II. Penalty interest rate

(1) Where Party A fails to use the loan for the purposes provided herein, the penalty interest rate shall be the lending rate increased by 100%; where the lending rate is adjusted as per the third subparagraph of Section I of this Article, the penalty interest rate shall be accordingly adjusted as per the adjusted lending rate and the abovementioned increase range.

(2) The penalty interest rate of overdue loan hereunder shall be the lending rate increased by 50%; where the lending rate is adjusted as per the third subparagraph of Section 1 of this Article, the penalty interest rate shall be accordingly adjusted as per the adjusted lending rate and the abovementioned increase range.

(3) Where the loan is overdue and used for other purposes, penalty interest and compound interest shall be calculated and collected at the higher rate.

III. The value date in this Article shall be the date on which the first installment of the loan granted hereunder is transferred to the account designated by Party A.

Where the first installment of the loan hereunder is granted, the benchmark interest rate shall be the lending rate for loans of the same level for the same period as announced and implemented by the People’s Bank of China on the value date. Where the lending rate is adjusted as per the abovementioned terms and conditions subsequently, the benchmark interest rate shall be the lending rate for loans of the same level for the same period as announced and implemented by the People’s Bank of China on the adjustment date. Where the People’s Bank of China no longer announces the lending rate for loans of the same level for the same period, unless the parties agree otherwise, the benchmark interest rate shall be the lending rate for loans of the same level for the same period generally accepted by the banking industry or generally adopted as of the adjustment date.

IV. Calculation of lending rate shall commence as of the date on which the loan is transferred to the account designated by Party A. The lending rate hereunder shall be calculated on a daily basis and the daily interest rate equals to annual interest rate divided by 360. In the event that Party A fails to pay interest on the interest settlement date provided herein, compound interest shall be calculated and collected as of the next day following such interest settlement date.

V. Interest settlement

(1) Where fixed loan interest rate is adopted, interest shall be calculated as per the interest rate agreed hereunder at the time of interest settlement. Where floating loan interest rate is adopted, interest shall be calculated as per the interest rate determined for each floating period. Where multiple interest rate floats incur during a single interest settlement period, the interest shall be calculated by first calculating the interest for each floating period and then adding the interest of all the floating periods on the interest settlement date.

(2) The interest of the loan hereunder shall be settled as per the first of the following:

1. The interest is settled on a monthly basis and the interest settlement date shall be the 20th day of each month;

2. The interest is settled on a quarterly basis and the interest settlement date shall be the 20th day of the last month of each quarter;

3. Other methods:                         .

Article 5 Granting and Drawing of Loan

I. Preconditions for granting loan

Unless Party B waives in entirety or in part, Party B shall be obligated to grant the loan only if the following preconditions are satisfied consistently:

1. Party A has obtained approval, and has made relevant registration, delivery, insurance procedures and other statutory procedures related to the loan hereunder;

2. Where a security is created hereunder, such security to the satisfaction of Party B takes effect and remains in effect;

3. Party A has opened the account for drawing and repayment of the loan per Party B’s request;

4. No default event or circumstance that may jeopardize Party B’s rights as a creditor provided herein has occurred on the part of Party A;

5. There are no relevant laws, regulations, rules or competent authorities prohibiting or restricting Party B from granting the loan hereunder;

6. Other conditions:

II. Plan on use of loan

The plan on use of loan shall be determined by the first of the following:

(1) Plan on use of loan is as follows:

1. July 31, 2008, the amount being RMB seventy million;

2. (dd) (mm) (yy), the amount being                 ;

3. (dd) (mm) (yy), the amount being                 ;

4. (dd) (mm) (yy), the amount being                 ;

5. (dd) (mm) (yy), the amount being                 ;

6. (dd) (mm) (yy), the amount being                 ;

(2)                                                                       .

III. Party A shall use the loan as per the plan stipulated in Section II above, and shall not draw the loan in advance, nor delay or cancel such drawing.

IV. Where Party A uses the loan in installments, the maturity date of which shall also be determined pursuant to Article 3 hereof.

Article 6 Repayment

I. General principle

Party A shall repay the loan hereunder pursuant to the following principles:

Party B has the right to first use the repayments made by Party A for repaying expenses advanced by Party B which shall be borne by Party A and expenses incurred by Party B to realize its rights as a creditor. The remaining repayments shall be made in accordance with the principle that interest shall be repaid first and interest shall be cleared with the principal. Nevertheless, for loans that the principal or interest of which is overdue for more than 90 days or loans otherwise prescribed by relevant laws, regulations or rules, Party A shall repay such loans according to the principle that the principal shall be repaid first.

II. Interest payment

Party A shall pay interest due and payable to Party B on the interest settlement date. The first interest payment date shall be the first interest settlement date following the grant of the loan. The interest shall be cleared with the principal upon the last repayment.

III. Principal repayment plan

The principal repayment plan shall be determined by the second of the following:

(1) The principal repayment plan is as follows:

1. (dd) (mm) (yy), the amount being                 ;

2. (dd) (mm) (yy), the amount being                 ;

3. (dd) (mm) (yy), the amount being                 ;

4. (dd) (mm) (yy), the amount being                 ;

5. (dd) (mm) (yy), the amount being                 ;

6. (dd) (mm) (yy), the amount being                 ;

(2) Subject to the Repayment Schedule.

IV. Repayment method

Party A shall, before the repayment date provided herein, transfer to the account opened by Party B sufficient payables for the current period and transfer such fund for repaying the loan on its own (Party B also has the right to transfer fund from such account for repayment of the loan), or transfer fund from other accounts for repayment on the repayment date provided herein.

V. Repayment in advance

Where Party A repays the principal in advance, it shall apply to Party B in writing thirty business days in advance, and may repay the principal in part or entirety in advance with the consent of Party B.

Where Party A repays the principal in advance, the interest shall be calculated as per the actual days of use and the lending rate provided herein.

Where Party B agrees that Party A repay the principal in advance, it may request Party A to make compensatory payment, the amount of which shall be determined by the first of the following:

1. The amount of compensatory payment = the amount of the principal repaid in advance × the number of months for which the principal is repaid in advance (calculated as one month in case of less than one month) × 1 ‰;

2.                                                                          .

The loan shall be repaid in the order reverse to which of the repayment plan in the event that Party A repays the loan in installments and repays part of the principal in advance. The lending rate provided herein still applies to the loan outstanding.

Article 7 Rights and Obligations of Party A

I. Rights of Party A

(1) Party A has the right to request Party B to grant the loan as agreed hereby;

(2) Party A has the right to use the loan for purposes provided herein;

(3) Party A has the right to apply to Party B for extension provided that conditions set forth by Party B are satisfied;

(4) Party A has the right to request Party B to keep relevant financial information and trade secrets with respect to manufacturing and operation provided by Party A confidential, unless otherwise required by laws, regulations and rules and competent authorities or otherwise agreed by the parties;

(5) Party A has the right to refuse to offer the bribe extorted by Party B and its staff, and has the right to report such acts and other acts of Party B in violation of national laws and regulations with regard to credit interest rate, service charges, etc. to relevant authorities.

II. Obligations of Party A

(1) Party A shall draw the loan as provided herein, repay the principal and interest in full and bear various expenses provided herein;

(2) Party A shall, as required by Party B, provide to Party B relevant financial and accounting information as well as information about manufacturing and operation conditions, including but not limited to balance sheet and income statement (statement of revenues and expenditures in case of a public institution) as of the end of the previous quarter within the first fifteen business days of the first month of each quarter, provide statement of cash flow of relevant year at the year end in a timely manner, and shall be responsible for authenticity, entirety and validity of information provided by Party A and shall not provide false materials or conceal material operational and financial information from Party B;

(3) In the event that Party A changes its registration information such as name, legal representative (principal), domicile, business of scope, registered capital or articles of association etc., it shall give written notice with updated information attached to Party B within five business days following such change;

(4) Party A shall use the loan for purposes provided herein and shall not appropriate or use the loan for illegal purposes or transactions not in compliance with regulations; Party A shall cooperate with and allow Party B’s inspection and supervision of its manufacturing, operation and financial activities as well as the use of the loan hereunder; Party A shall not move funds, transfer assets or otherwise enter into related party transactions for the purposes of avoidance of liability to Party B; nor shall it obtain bank loans or credits by using phantom contracts with related parties or by pledging or cashing-out unsubstantiated trade receivables or account receivables;

(5) Party A shall comply with relevant national provisions with respect to environmental protection in the event that it uses the loan hereunder for production, manufacturing and project construction;

(6) Party A, without the consent of Party B, shall not provide security for loans of a third party with assets derived from the loan hereunder before repayment of the principal and interest in full;

(7) In the event that Party A is a group customer, it shall report to Party B the information with respect to related-party transactions accounting for more than 10% of its net assets in a timely manner, which includes (a) affiliated relationship between parties to the transaction, (b) items and nature of the transaction, (c) amount or corresponding proportion of the transaction and (d) pricing policy (including transactions without consideration or with nominal consideration);

(8) In the event that the loan to be granted hereunder is fixed asset loan or project loan, Party A shall ensure that the proposed project has obtained the approval of relevant governmental authorities, does not violate any laws or rules, and the capital fund or other funds to be raised for which shall be fully raised at the time and in the proportion as specified; Party A shall ensure that the project is completed as planned.

Article 8 Rights and Obligations of Party B

I. Party B has the right to request Party A to repay the principal, interest and charges of the loan on time, to exercise other rights hereunder and to request Party A to perform other obligations hereunder;

II. Party B shall grant the loan as agreed hereby, except for delay caused by Party A or due to other causes not attributable to Party B;

III. Party B shall keep relevant financial information, trade secrets with regard to manufacturing and operation provided by Party A confidential, unless otherwise required by laws, regulations, rules and competent authorities or otherwise agreed by the parties;

IV. Party B shall not offer bride to Party A and its staff, and shall not extort or accept bride offered by Party A or its staff;

V. Party B shall act in good faith and shall not jeopardize legitimate interests of Party A.

Article 9 Liabilities for Breach and Remedies for Circumstances Impairing Party B’s Rights as a Creditor

I. Default events and liabilities of Party B

(1) In the event that Party B does not grant the loan as provided herein without a proper cause, Party A may request it to grant such loan as provided herein;

(2) In the event that Party B charges interests and expenses in violation of prohibitive provisions of national laws and regulations, Party A may request Party B to return the same.

II. Default events of Party A

(1) Party A breaches any provision herein or any statutory obligation;

(2) Party A expressly states or indicates with its behavior that it will not perform any of its obligations hereunder.

III. Circumstances impairing Party B’s rights as a creditor

(1) Any of the following circumstances occurred to Party A that Party B deems to impair its rights hereunder as a creditor: contracting, trust (take-over), lease, shareholding reform, decrease of registered capital, investment, cooperative joint venture, amalgamation, merger, acquisition and restructuring, division, joint venture, application of business suspension for rectification, application of dissolution, being revoked, application of bankruptcy, change of control, transfer of major assets, halt of production, discontinuation of business, being levied of a fine of large amount by competent authorities, being deregistered, revoke of business license, involvement in material legal proceedings, severe difficulty in production and operation or severe aggravation of financial conditions, failure of performance of legal representative or principal;

(2) Any of the following circumstances occurred to Party A that Party B deems to impair its rights hereunder as a creditor: Party A fails to repay other debts due and payable (including debts owed to agencies of all levels of China Construction Bank), transfers property at lower price or for free, reduce or exempt debts of a third party, delays in exercising its rights as a creditor or other rights, or provides guarantee for a third party;

(3) Party A abuses the independent position of the corporation or limited liabilities of the shareholders to avoid liabilities, and Party B deems that such acts may impair its rights hereunder as a creditor;

(4) Any of the preconditions herein for granting the loan is not satisfied consistently;

(5) Any of the following circumstances occurred to guarantor that Party B deems to impair its rights hereunder as a creditor:

1. The guarantor breaches any provision of the guarantee contract or there are any false statements, mistakes or omissions in its representations and warranties of the guarantee contract;

2. Any of the following circumstances occurred to guarantor that may impair its ability of guarantee: contracting, trust (take-over), lease, shareholding reform, decrease of registered capital, investment, cooperative joint venture, amalgamation, merger, acquisition and restructuring, division, joint venture, application of business suspension for rectification, application of dissolution, being revoked, application of bankruptcy, change of control, transfer of major assets, halt of production, discontinuation of business, being levied of a fine of large amount by competent authorities, being deregistered, revoke of business license, involvement in material legal proceedings, severe difficulty in production and operation or severe aggravation of financial conditions, failure of performance of legal representative or principal;

3. Other circumstances of loss or potential loss of its guarantee ability;

(6) Any of the following circumstances occurred to mortgage and pledge that Party B deems to impair its rights hereunder as a creditor:

1. The mortgaged or pledged property is damaged, lost, or decreases in value due to acts of a third party, national expropriation, confiscation, requisition, withdrawal without compensation, demolishment and relocation, change in market conditions or other causes;

2. The mortgaged or pledged property is sealed up, seized, blocked, deducted, retained, auctioned or kept in custody by administrative authorities or the ownership of which is being challenged;

3. The mortgagor or the pledgor breaches any provision of the mortgage or pledge contract, or there are any false statements, mistakes or omissions in its representations and warranties of the mortgage or pledge contract;

4. Any other circumstance that may impair the realization of Party B’s rights to the mortgage or pledge;

(7) The guarantee has not been created, come into effect, or is invalid, revoked or rescinded, the guarantor breaches the contract or expressly states or indicates with its acts that it will not perform its guarantee obligations, or the guarantor loses its guarantee ability in part or in entirety, or the collaterals decrease in value or other circumstances that Party B deems to impair its rights hereunder as a creditor; or

(8) Other circumstances that Party B deems to impair its rights hereunder as a creditor.

IV. Remedies of Party B

In case of any circumstance provided in Section 2 or 3 of this Article, Party B may exercise the following rights:

(1) Ceasing the granting of the loan;

(2) Declaring the loan to be immediately due and requiring Party A to forthwith repay all principal, interest and expenses of the debts hereunder, whether due and payable or not;

(3) In the event that Party A fails to draw the loan as provided herein, Party B may request Party A to pay a breach penalty equaling to 10% of the loan not so drawn and may refuse to allow Party A to draw the remaining of the loan hereunder;

(4) In the event that Party A fails to use the loan for purposes provided herein, interest and compound interest of the part of the loan appropriated by Party A shall be calculated and collected at the penalty interest rate and with the interest settlement method provided herein for the period from the date on which provisions on purposes of use herein are breached to the date on which all principal and interest are repaid;

(5) In the event that the loan is overdue, the interest and compound interest of the principal and interest overdue (including the principal and interest declared to be due in part or in entirety by Party B in advance) shall be calculated and collected at the penalty interest rate and with the interest settlement method provided herein for the period from the date on which the loan becomes overdue to the date on which all principal and interest are repaid. Overdue means that Party A fails to repay the loan within specified term or repays the loan beyond the period of the plan for repayment of principal in installments provided herein.

Before the loan becomes due, compound interest shall be applied to the interest overdue and shall be calculated and collected at the lending rate and by the interest settlement method provided herein.

(6) Other remedies include but not limit to:

1. Deducting relevant amount of fund in Renminbi or any other currency from the account opened by Party A at China Construction Bank, without prior notice;

2. Exercising its rights to the guarantee;

3. Requiring Party A to provide a new guarantee for all the debts hereunder to the satisfaction of Party B; and

4. Earlier termination of this Contract.

Article 10 Other Provisions

I. Assumption of expenses

Unless otherwise agreed by the parties, attorney, insurance, evaluation, registration, keeping, appraisal, notarization fees and other expenses with respect to this Contract and the guarantee hereunder shall be borne by Party A.

All expenses incurred by Party B to realize its rights as a creditor (including but not limited to litigation, arbitration, property preservation, traveling, execution, evaluation, auction, notarization, serving, public announcement and attorney fees, etc.) shall be borne by Party A.

II. Use of Party A’s information

Party A agrees that Party B inquires about Party A’s credit standing through the credit database established upon the approval of the People’s Republic of China and department of credit information or other competent authorities, and agrees that Party B provides Party A’s credit information to such credit database. Party A also agrees that Party B may reasonably use and disclose Party A’s information for business purposes.

III. Collection of overdue debts through announcement

With respect to Party A’s delay in repaying the principal and interest and other default events, Party B may report to relevant authorities and may collect the overdue debts through announcements to press.

IV. Evidentiary effect of Party B’s records

Unless there is reliable and solid evidence to the contrary, Party B’s internal accounting records with respect to the principal, interest, expenses and repayment, notes and vouchers prepared or retained by Party B during Party A’s drawing, repayment and interest payment, and records and vouchers related to Party B’s collection of loan constitute definite evidences of the credit relationship between Party A and Party B. Party A shall not challenge such relationship merely on the ground that the said records, notes and vouchers are prepared or retained by Party B.

V. Reservation of rights

Party B’s rights hereunder shall have no effect on, nor exclude any other rights in accordance with laws, regulations and other contracts. Any tolerance, extension, preference or postponed exercise of any right hereunder with respect to any default or delay shall neither constitute waiver of the rights and interests hereunder, or consent or recognition of any violation hereof, nor restrict, prevent or impair its exercise of such rights or any other right, without being held liable to Party A for the above reason.

VI. In the event that there is other outstanding debts of Party A due and payable to Party B in addition to the debts hereunder, Party B may deduct fund in Renminbi or any other currency from the account opened by Party A at China Construction Bank to repay any of such debts, and Party A shall not challenge such deduction made by Party B.

VII. Party A shall give written notice to Party B immediately in case of any change in its mail address or contact information. Losses arising from the failure of such notice shall be solely borne by Party A.

VIII. Deduction of payables

With respect to all payables of Party A hereunder, Party B may deduct relevant fund in Renminbi or any other currency from the account opened by Party A at China Construction Bank, without prior notice. Party A shall be responsible to assist with Party B to handle exchange settlement and sales or foreign exchange trading procedures where necessary, and shall take risks of exchange rate on its own.

IX. Dispute resolution

Any dispute arising from the performance hereof may be settled through negotiation. In the event that no agreement is reached through negotiation, such disputes shall be settled by the first of the following:

1. Filing a lawsuit to the people’s court located in Party B’s domicile;

2. Submitting such dispute to                  Arbitration Commission (arbitration to be held in: )          for arbitration in accordance with its rules then in effect. The arbitration award shall be final and binding upon the parties.

During the term of lawsuit or arbitration, provisions herein that are not involved in the dispute shall be performed by the parties.

X. Conditions precedent to effectiveness

This Contract shall come into effect upon it is signed by the parties or its authorized representative and affixed with corporate seals of the parties, respectively.

XI. This Contract shall be signed in four counterparts.

XII. Miscellaneous

(1)
(2)
(3)
(4)

Article 11 Representations

I. Party A is fully aware of Party B’s business scope and its authorization.

II. Party A has read all the provisions herein. Per Party A’s request, Party B has clarified relevant provisions herein and Party A fully understands and is aware of he meaning and corresponding legal consequences of provisions herein.

III. Party A’s execution and performance of this Contract are in compliance with provisions of laws, administrative regulations, rules and its articles of association or internal documents, and have been approved by its internal competent department and/or competent governmental authorities.

Party A (corporate seal): Daqo New Materials Co., Ltd.

Legal representative (principal) or authorized representative (signature): /s/ Xu Guangfu

Date: July 31, 2008

Party B (corporate seal): China Construction Bank, Wanzhou Branch

Legal representative (principal) or authorized representative (signature): /s/ Zhou Jipei

Date: July 31, 2008

Repayment Schedule

for the Loan Contract (in RMB) (Contract No.: 2008 (1270) 19)

Date	Amount to be Repaid
November 15, 2009	RMB 3,500,000
February 15, 2010	RMB 3,500,000
May 15, 2010	RMB 3,500,000
August 15, 2010	RMB 3,500,000
November 15, 2010	RMB 3,500,000
February 15, 2011	RMB 3,500,000
May 15, 2011	RMB 3,500,000
August 15, 2011	RMB 3,500,000
November 15, 2011	RMB 3,500,000
February 15, 2012	RMB 3,500,000
May 15, 2012	RMB 3,500,000
August 15, 2012	RMB 3,500,000
November 15, 2012	RMB 3,500,000
February 15, 2013	RMB 3,500,000
May 15, 2013	RMB 3,500,000
August 15, 2013	RMB 3,500,000
November 15, 2013	RMB 3,500,000
February 15, 2014	RMB 3,500,000
May 15, 2014	RMB 3,500,000
October 7, 2014	RMB 3,500,000

Borrower: Daqo New Material Co., Ltd.	Lender: China Construction Bank, Wanzhou Branch
(Seal)	(Seal)
Date: July 31, 2008	Date: July 31, 2008